STAG INDUSTRIAL ANNOUNCES FOURTH QUARTER AND FULL YEAR
2019 RESULTS

Boston, MA — February 12, 2020 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), today announced its financial and operating results for the quarter ended December 31, 2019.

“The fourth quarter concludes an historic year for STAG" said Ben Butcher, Chief Executive Officer of the Company. “STAG achieved a record level of acquisition volume and demonstrated continued acceleration of internal growth, both of which provide significant momentum as we enter 2020.”

Fourth Quarter and Full Year 2019 Highlights

•
Reported $0.12 of net income per basic and diluted common share for the fourth quarter of 2019, as compared to $0.40 of net income per basic and diluted common share for the fourth quarter of 2018. Reported $16.1 million of net income attributable to common stockholders for the fourth quarter of 2019 compared to net income attributable to common stockholders of $44.3 million for the fourth quarter of 2018. For the year ended December 31, 2019, net income attributable to common stockholders was $43.8 million as compared to net income attributable to common stockholders of $82.4 million in 2018.

•
Achieved $0.47 of Core FFO per diluted share for the fourth quarter of 2019, an increase of 2.2% compared to the fourth quarter of 2018. Generated Core FFO of $65.5 million for the fourth quarter of 2019 compared to $52.4 million for the fourth quarter of 2018, an increase of 24.8%. Achieved $1.84 of Core FFO per diluted share for the year ended December 31, 2019, an increase of 2.2% compared to the same period last year. Generated Core FFO of $237.3 million for the year ended December 31, 2019 compared to $193.6 million for the same period last year, an increase of 22.6%.

•
Produced Cash NOI of $89.0 million for the fourth quarter of 2019, an increase of 21.7% compared to the fourth quarter of 2018 of $73.1 million. For the year ended December 31, 2019, Cash NOI increased 17.8% in the aggregate compared to the same period last year.

•	Acquired 23 buildings in the fourth quarter of 2019, consisting of 5.8 million square feet, for $455.9 million with a Cash Capitalization Rate of 6.1% and a Straight-Line Capitalization Rate of 6.7%.

•	Sold three buildings in the fourth quarter of 2019, consisting of 475,740 square feet for $19.4 million, resulting in a gain of $4.1 million.

•	Achieved an Occupancy Rate of 95.0% on the total portfolio and 96.6% on the Operating Portfolio as of December 31, 2019.

•	Commenced Operating Portfolio leases of 2.4 million square feet for the fourth quarter of 2019, resulting in a Cash Rent Change and Straight-line Rent Change of 6.4% and 13.2%, respectively.

•	Experienced 87.4% Retention for 2.0 million square feet of leases expiring in the quarter.

•
Produced Same Store Cash NOI of $60.3 million for the fourth quarter of 2019, an increase of 1.2% compared to the fourth quarter of 2018 of $59.6 million. For the year ended December 31, 2019, Same Store Cash NOI increased 2.4% in the aggregate compared to the same period last year.

•	Subsequent to quarter end, raised net proceeds of $311.0 million of equity through a follow-on offering during the first quarter of 2020, inclusive of a forward component.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, Thursday, February 13, 2020 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.
Key Financial Measures

FOURTH QUARTER 2019 KEY FINANCIAL MEASURES

	Three months ended December 31,			Year ended December 31, 2019
Metrics	2019	2018	% Change	2019	2018	% Change
(in $000s, except per share data)
Net income attributable to common stockholders	$16,077	$44,256	(63.7)%	$43,811	$82,385	(46.8)%
Net income per common share — basic	$0.12	$0.40	(70.0)%	$0.35	$0.80	(56.3)%
Net income per common share — diluted	$0.12	$0.40	(70.0)%	$0.35	$0.79	(55.7)%
Cash NOI	$88,990	$73,129	21.7%	$323,997	$275,073	17.8%
Same Store Cash NOI (1)	$60,319	$59,598	1.2%	$242,136	$236,485	2.4%
Adjusted EBITDAre	$79,940	$66,470	20.3%	$294,455	$248,274	18.6%
Core FFO	$65,451	$52,440	24.8%	$237,345	$193,573	22.6%
Core FFO per share / unit — basic	$0.48	$0.46	4.3%	$1.84	$1.81	1.7%
Core FFO per share / unit — diluted	$0.47	$0.46	2.2%	$1.84	$1.80	2.2%
 (1) The Same Store pool accounted for 68.2% of the total portfolio square footage as of December 31, 2019.

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity

For the three months ended December 31, 2019, the Company acquired 23 buildings for $455.9 million with an Occupancy Rate of 92.4% upon acquisition. The chart below details the acquisition activity for the quarter:

FOURTH QUARTER 2019 ACQUISITION ACTIVITY

Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Chicago, IL	10/10/2019	105,925	1	$11,621	14.0
Portland, OR	10/10/2019	141,400	1	14,180	10.1
Jacksonville, FL	10/15/2019	231,030	1	15,603	—
Indianapolis, IN	10/18/2019	1,027,678	1	52,736	10.2
St. Louis, MO	10/21/2019	127,464	1	12,055	7.1
Minneapolis/St Paul, MN	10/29/2019	236,479	2	18,833	6.1
Minneapolis/St Paul, MN	11/4/2019	276,550	1	23,598	12.0
Minneapolis/St Paul, MN	11/5/2019	136,589	1	17,601	10.3
Chicago, IL	11/7/2019	574,249	1	34,989	5.9
Milwaukee/Madison, WI	11/12/2019	111,000	1	5,107	2.8
Knoxville, TN	11/21/2019	227,150	1	10,089	5.1
Columbia, SC	11/21/2019	464,206	1	35,050	12.0
Greenville/Spartanburg, SC	12/4/2019	273,000	1	19,224	4.8
Houston, TX	12/5/2019	90,000	1	11,276	5.1
Milwaukee/Madison, WI	12/16/2019	192,800	1	18,750	9.5
Houston, TX	12/17/2019	250,000	1	21,864	10.1
Denver, CO	12/18/2019	132,194	1	15,749	10.4
Des Moines, IA	12/19/2019	200,011	1	17,335	7.3
Indianapolis, IN	12/19/2019	558,994	1	53,259	15.1
Northern New Jersey, NJ	12/23/2019	113,973	1	14,784	5.8
Sacramento, CA	12/30/2019	147,840	1	10,680	4.3
Kansas City, MO	12/31/2019	230,116	1	21,490	5.0
Total / weighted average		5,848,648	23	$455,873	9.2	6.1%	6.7%

The chart below details the 2019 acquisition activity and Pipeline through February 12, 2020:

2019 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Q1	2,363,623	10	$185,363	7.4	6.6%	7.0%
Q2	3,029,812	14	260,158	11.3	6.1%	6.9%
Q3	4,738,380	22	302,567	5.7	6.8%	7.2%
Q4	5,848,648	23	455,873	9.2	6.1%	6.7%
Total / weighted average	15,980,463	69	$1,203,961	8.3	6.4%	6.9%

As of February 12, 2020
Subsequent to quarter-end acquisitions	1.4 million	7	$103.3 million

Pipeline	27.3 million	117	$2.1 billion

The chart below details the disposition activity for the year ended December 31, 2019:

2019 DISPOSITION ACTIVITY

	Square Feet	Buildings	Sale Price ($000s)
Q1	973,305	5	$17,939
Q2	—	—	1,125
Q3	132,365	1	6,250
Q4	475,740	3	19,390
Total	1,581,410	9	$44,704
Note: Sold two parcels of land in the second quarter of 2019 for $1.1 million.

Operating Portfolio Leasing Activity

The chart below details the leasing activity for leases commenced during the three months ended December 31, 2019:

FOURTH QUARTER 2019 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New leases	700,731	5.6	$4.73	$4.99	$1.71	$3.45	8.7%	19.6%
Renewal Leases	1,735,170	3.8	$4.22	$4.31	$0.61	$0.09	5.6%	11.0%	87.4%
Total / weighted average	2,435,901	4.3	$4.37	$4.50	$0.92	$1.06	6.4%	13.2%
Note: The table above represents leases commencing during the quarter.

The chart below details the leasing activity for leases commenced during the year ended December 31, 2019:

2019 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New leases	1,869,573	5.6	$4.26	$4.46	$1.47	$1.42	14.5%	24.6%
Renewal Leases	7,740,691	4.0	$4.05	$4.20	$0.47	$0.21	9.2%	17.0%	76.7%
Total / weighted average	9,610,264	4.3	$4.09	$4.25	$0.67	$0.44	10.0%	18.2%

Capital Market Activity

The chart below details the ATM program activity for the year ended December 31, 2019:

2019 ATM ACTIVITY

Equity	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds ($000s)	Net Proceeds ($000s)
Q1	5,441,409	$27.60	$150,189	$148,887
Q2	705,794	$31.29	$22,082	$21,861
Q3	875,129	$30.39	$26,592	$26,326
Q4	2,689,374	$30.82	$82,889	$82,082
Total / weighted average	9,711,706	$29.01	$281,752	$279,156

On December 18, 2019, the Company drew $100 million of the previously unfunded $200 million unsecured term loan.

On December 26, 2019, the Company settled the remaining 7,150,000 shares from the public offering the Company completed on September 24, 2019 with net proceeds of $202.3 million.

As of December 31, 2019, net debt to annualized Run Rate Adjusted EBITDAre was 4.8x.

Subsequent to quarter end on January 13, 2020, the Company completed a public offering of 10,062,500 shares, inclusive of 5,600,000 shares sold upon completion of the offering and 4,462,500 shares sold on a forward basis. The Company raised net proceeds of $311.0 million.

Conference Call

The Company will host a conference call tomorrow, Thursday, February 13, 2020, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13697796.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	December 31, 2019	December 31, 2018
Assets
Rental Property:
Land	$435,923	$364,023
Buildings and improvements, net of accumulated depreciation of $387,633 and $316,930, respectively	3,087,435	2,285,663
Deferred leasing intangibles, net of accumulated amortization of $241,304 and $246,502, respectively	475,149	342,015
Total rental property, net	3,998,507	2,991,701
Cash and cash equivalents	9,041	7,968
Restricted cash	2,823	14,574
Tenant accounts receivable	57,592	42,236
Prepaid expenses and other assets	38,231	36,902
Interest rate swaps	303	9,151
Operating lease right-of-use assets	15,129	—
Assets held for sale, net	43,019	—
Total assets	$4,164,645	$3,102,532
Liabilities and Equity
Liabilities:
Unsecured credit facility	$146,000	$100,500
Unsecured term loans, net	871,375	596,360
Unsecured notes, net	572,883	572,488
Mortgage notes, net	54,755	56,560
Accounts payable, accrued expenses and other liabilities	53,737	45,507
Interest rate swaps	18,819	4,011
Tenant prepaid rent and security deposits	21,993	22,153
Dividends and distributions payable	17,465	13,754
Deferred leasing intangibles, net of accumulated amortization of $12,064 and $12,764, respectively	26,738	21,567
Operating lease liabilities	16,989	—
Total liabilities	1,800,754	1,432,900
Equity:
Preferred stock, par value $0.01 per share, 20,000,000 and 15,000,000 shares authorized at December 31, 2019 and December 31, 2018, respectively,
Series C, 3,000,000 shares (liquidation preference of $25.00 per share) issued and outstanding at December 31, 2019 and December 31, 2018	75,000	75,000
Common stock, par value $0.01 per share, 300,000,000 and 150,000,000 shares authorized at December 31, 2019 and December 31, 2018, respectively, 142,815,593 and 112,165,786 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	1,428	1,122
Additional paid-in capital	2,970,553	2,118,179
Cumulative dividends in excess of earnings	(723,027)	(584,979)
Accumulated other comprehensive income (loss)	(18,426)	4,481
Total stockholders’ equity	2,305,528	1,613,803
Noncontrolling interest	58,363	55,829
Total equity	2,363,891	1,669,632
Total liabilities and equity	$4,164,645	$3,102,532

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Revenue
Rental income	$111,079	$93,023	$405,350	$349,693
Other income	102	267	600	1,300
Total revenue	111,181	93,290	405,950	350,993
Expenses
Property	20,556	18,286	75,179	69,021
General and administrative	9,223	8,415	35,946	34,052
Depreciation and amortization	51,606	42,396	185,450	167,617
Loss on impairments	—	3,248	9,757	6,182
Other expenses	501	413	1,785	1,277
Total expenses	81,886	72,758	308,117	278,149
Other income (expense)
Interest and other income	57	4	87	20
Interest expense	(15,567)	(13,215)	(54,647)	(48,817)
Loss on extinguishment of debt	—	—	—	(13)
Gain on the sales of rental property, net	4,131	39,935	7,392	72,211
Total other income (expense)	(11,379)	26,724	(47,168)	23,401
Net income	$17,916	$47,256	$50,665	$96,245
Less: income attributable to noncontrolling interest after preferred stock dividends	472	1,634	1,384	3,319
Net income attributable to STAG Industrial, Inc.	$17,444	$45,622	$49,281	$92,926
Less: preferred stock dividends	1,289	1,289	5,156	7,604
Less: redemption of preferred stock	—	—	—	2,661
Less: amount allocated to participating securities	78	77	314	276
Net income attributable to common stockholders	$16,077	$44,256	$43,811	$82,385
Weighted average common shares outstanding — basic	134,079	110,244	125,389	103,401
Weighted average common shares outstanding — diluted	134,456	110,667	125,678	103,807
Net income per share — basic and diluted
Net income per share attributable to common stockholders — basic	$0.12	$0.40	$0.35	$0.80
Net income per share attributable to common stockholders — diluted	$0.12	$0.40	$0.35	$0.79

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
NET OPERATING INCOME RECONCILIATION
Net income	$17,916	$47,256	$50,665	$96,245
General and administrative	9,223	8,415	35,946	34,052
Transaction costs	99	44	346	214
Depreciation and amortization	51,606	42,396	185,450	167,617
Interest and other income	(57)	(4)	(87)	(20)
Interest expense	15,567	13,215	54,647	48,817
Loss on impairments	—	3,248	9,757	6,182
Loss on extinguishment of debt	—	—	—	13
Other expenses	402	369	1,439	1,063
Gain on the sales of rental property, net	(4,131)	(39,935)	(7,392)	(72,211)
Net operating income	$90,625	$75,004	$330,771	$281,972

Net operating income	$90,625	$75,004	$330,771	$281,972
Straight-line rent adjustments, net	(4,618)	(2,756)	(13,176)	(10,929)
Straight-line termination, solar and other income adjustments, net	1,465	(77)	1,540	(134)
Amortization of above and below market leases, net	1,518	958	4,862	4,164
Cash net operating income	$88,990	$73,129	$323,997	$275,073

Cash net operating income	$88,990
Cash NOI from acquisitions' and dispositions' timing	4,885
Cash termination, solar and other income	(1,907)
Run Rate Cash NOI	$91,968

Same Store Portfolio NOI
Total NOI	$90,625	$75,004	$330,771	$281,972
Less: NOI non-same-store properties	(29,292)	(14,365)	(86,035)	(41,550)
Termination, solar and other adjustments, net	(76)	(64)	(97)	194
Same Store NOI	$61,257	$60,575	$244,639	$240,616
Less: straight-line rent adjustments, net	(1,949)	(2,011)	(6,742)	(8,807)
Amortization of above and below market leases, net	1,011	1,034	4,239	4,676
Same Store Cash NOI	$60,319	$59,598	$242,136	$236,485

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$17,916	$47,256	$50,665	$96,245
Depreciation and amortization	51,606	42,396	185,450	167,617
Interest and other income	(57)	(4)	(87)	(20)
Interest expense	15,567	13,215	54,647	48,817
Loss on impairments	—	3,248	9,757	6,182
Gain on the sales of rental property, net	(4,131)	(39,935)	(7,392)	(72,211)
EBITDAre	$80,901	$66,176	$293,040	$246,630

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$80,901	$66,176	$293,040	$246,630
Straight-line rent adjustments, net	(4,653)	(2,789)	(13,314)	(11,029)
Amortization of above and below market leases, net	1,518	958	4,862	4,164
Non-cash compensation expense	2,517	2,251	9,888	8,922
Termination, solar and other income, net	(442)	(170)	(367)	(640)
Transaction costs	99	44	346	214
Loss on extinguishment of debt	—	—	—	13
Adjusted EBITDAre	$79,940	$66,470	$294,455	$248,274

Adjusted EBITDAre	$79,940
Adjusted EBITDAre from acquisitions' and dispositions' timing	4,885
Run Rate Adjusted EBITDAre	$84,825

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$17,916	$47,256	$50,665	$96,245
Rental property depreciation and amortization	51,532	42,322	185,154	167,321
Loss on impairments	—	3,248	9,757	6,182
Gain on the sales of rental property, net	(4,131)	(39,935)	(7,392)	(72,211)
Funds from operations	$65,317	$52,891	$238,184	$197,537
Preferred stock dividends	(1,289)	(1,289)	(5,156)	(7,604)
Redemption of preferred stock	—	—	—	(2,661)
Amount allocated to restricted shares of common stock and unvested units	(194)	(164)	(891)	(751)
Funds from operations attributable to common stockholders and unit holders	$63,834	$51,438	$232,137	$186,521

Funds from operations attributable to common stockholders and unit holders	$63,834	$51,438	$232,137	$186,521
Amortization of above and below market leases, net	1,518	958	4,862	4,164
Transaction costs	99	44	346	214
Loss on extinguishment of debt	—	—	—	13
Redemption of preferred stock	—	—	—	2,661
Core funds from operations	$65,451	$52,440	$237,345	$193,573

Weighted average common shares and units
Weighted average common shares outstanding	134,079	110,244	125,389	103,401
Weighted average units outstanding	3,383	3,788	3,521	3,817
Weighted average common shares and units - basic	137,462	114,032	128,910	107,218
Dilutive shares	377	423	289	406
Weighted average common shares, units, and other dilutive shares - diluted	137,839	114,455	129,199	107,624
Core funds from operations per share / unit - basic	$0.48	$0.46	$1.84	$1.81
Core funds from operations per share / unit - diluted	$0.47	$0.46	$1.84	$1.80

SELECTED FINANCIAL INFORMATION
Non-rental property depreciation and amortization	$74	$74	$296	$296
Straight-line rent adjustments, net - increase (decrease) to net income	$4,653	$2,789	$13,314	$11,029
Straight-line termination, solar and other income adjustments, net - increase (decrease) to net income	$(1,465)	$77	$(1,540)	$134
Recurring capital expenditures	$1,471	$448	$3,885	$2,914
Non-recurring capital expenditures	$6,210	$5,196	$23,394	$19,803
New lease commissions and tenant improvements	$2,137	$2,028	$5,351	$5,355
Renewal lease commissions and tenant improvements	$723	$2,076	$5,328	$4,970
Non-cash portion of interest expense	$674	$618	$2,583	$2,316
Non-cash compensation expense	$2,517	$2,251	$9,888	$8,922

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as Recurring and Non-Recurring Capital Expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Cash Capitalization Rate: We define Cash Capitalization Rate as calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2019.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease commenced during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership.

Earnings before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre), Adjusted EBITDAre, Annualized Adjusted EBITDAre, and Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest expense, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes transaction costs, termination income, solar income, straight-line rent adjustments, non-cash compensation, amortization of above and below market leases, net, gain (loss) on involuntary conversion, loss on extinguishment of debt, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four.

We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Funds from Operations (FFO) and Core FFO: We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (losses) from sales of land, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO excludes transaction costs, amortization of above and below market leases, net, loss on extinguishment of debt, gain (loss) on involuntary conversion, gain (loss) on swap ineffectiveness, and non-recurring other expenses.

None of FFO or Core FFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO similarly as FFO.

However, because FFO and Core FFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculation of Core FFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: We define GAAP as generally accepted accounting principles in the United States.

Market: We define Market as the market defined by CoStar based on the building address. If the building is located outside of a CoStar defined market, the city and state is reflected.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, transaction costs, gain (loss) on involuntary conversion, loss on extinguishment of debt, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less amortization of above and below market leases, net.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income and solar income. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us, and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.

Non-Recurring Capital Expenditures: We define Non-Recurring Capital Expenditures as capital items for upgrades or items that previously did not exist at a building or capital items which have a longer useful life, such as roof replacements. Non-Recurring Capital Expenditures funded by parties other than the Company and Acquisition Capital Expenditures are excluded.

Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all warehouse and light manufacturing assets that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office assets, assets contained in the Value Add Portfolio, and assets classified at held for sale.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Recurring Capital Expenditures: We define Recurring Capital Expenditures as capital items required to sustain existing systems and capital items which generally have a shorter useful life. Recurring Capital Expenditures funded by parties other than the Company are excluded.

Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for 12 months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration, or (iii) an early renewal or workout, which ultimately does extend the original term for 12 months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented.

Stabilization: We define Stabilization for assets under development or redevelopment to occur as the earlier of achieving 90% occupancy or 12 months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:

•	if acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or 12 months from the acquisition date;

•
if acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

Straight-Line Capitalization Rate: We define Straight-Line Capitalization Rate as calculated by dividing (i) the Company’s estimate of average annual net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2019.

Straight-Line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease that commenced during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:

•	less than 75% occupied as of the acquisition date;

•	will be less than 75% occupied due to known move-outs within two years of the acquisition date;

•	out of service with significant physical renovation of the asset;

•	development.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.

Forward-Looking Statements

This earnings release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. STAG Industrial, Inc. (STAG) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe STAG’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should”, “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond STAG’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in STAG’s most recent Annual Report on Form 10-K for the year ended December 31, 2019, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that STAG’s expectations will be realized. Except as otherwise required by the federal securities laws, STAG disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in STAG’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.